EXHIBIT 10.6

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Agreement”), is entered into as of the 8th day of December 2006 by and between HAROLD F. ZAGUNIS (the “Executive”) and REDWOOD TRUST, INC., a Maryland Corporation (the “Company”).

WHEREAS, the Executive and the Company have entered into an Amended and Restated Employment Agreement dated as of February 22, 2005 (as subsequently amended, the “Employment Agreement”); and

WHEREAS, the Executive and the Company desire to enter into this Agreement for purposes of amending the Employment Agreement to increase the Base Salary specified in the Employment Agreement, effective January 1, 2007;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy which is hereby acknowledged, the Executive and the Company hereby agree that Section 3(a) of the Employment Agreement is hereby amended to add the following sentence at the end of Section 3(a):

Effective January 1, 2007, the Base Salary shall be $325,000.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, as of the date first above written.

REDWOOD TRUST, INC. By: /s/ George E. Bull, III Name: George E. Bull, III Title: Chief Executive Officer HAROLD F. ZAGUNIS /s/ Harold F. Zagunis